EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Southern Missouri Bancorp, Inc. (the "Company"), that the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2020 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: September 14, 2020	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Office
(Principal Executive Officer)

Date: September 14, 2020	By:	/s/ Matthew T. Funke
Matthew T. Funke
Chief Financial Officer
(Principal Financial and Accounting Officer)